PRESS RELEASE For immediate release

NVE Corporation Reports Second Quarter Results

EDEN PRAIRIE, Minn.—October 22, 2014—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and six months ended September 30, 2014.

Total revenue for the second quarter of fiscal 2015 increased 13% to $8.27 million from $7.30 million in the prior-year quarter. The increase was due to a 12% increase in product sales and a 119% increase in contract research and development revenue. Net income for the second quarter of fiscal 2015 increased 20% to $3.88 million, or $0.80 per diluted share, compared to $3.23 million, or $0.66 per share, for the prior-year quarter.

For the first six months of fiscal 2015, total revenue increased 24% to $16.7 million from $13.5 million for the first six months of the prior year. The increase was due to a 25% increase in product sales partially offset by a 5% decrease in contract research and development revenue. Net income increased 37% to $7.91 million, or $1.63 per diluted share, for the first half of fiscal 2015 compared to $5.80 million, or $1.19 per diluted share, for the first half of fiscal 2014.

“We are pleased to report a 20% increase in net income for the quarter, driven by increased revenue and increased margins,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks of decreased revenues, uncertainties related to direct and indirect U.S. Government funding, risks related to material weaknesses in our internal control over financial reporting, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

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                              NVE CORPORATION
                           STATEMENTS OF INCOME
   QUARTERS AND SIX MONTHS ENDED SEPTEMBER 30, 2014 AND 2013 (Unaudited)

                                            Quarter Ended September 30
                                                2014           2013
                                          ------------------------------
  Revenue
    Product sales                             $ 8,113,806    $ 7,231,149
    Contract research and development             153,567         70,031
                                          ------------------------------
  Total revenue                                 8,267,373      7,301,180
  Cost of sales                                 1,609,632      1,503,546
                                          ------------------------------
  Gross profit                                  6,657,741      5,797,634
  Expenses
    Selling, general, and administrative          625,599        660,076
    Research and development                      787,279        876,463
                                          ------------------------------
  Total expenses                                1,412,878      1,536,539
                                          ------------------------------
  Income from operations                        5,244,863      4,261,095
  Interest income                                 562,923        520,802
                                          ------------------------------
  Income before taxes                           5,807,786      4,781,897
  Provision for income taxes                    1,932,164      1,552,246
                                          ------------------------------
  Net income                                  $ 3,875,622    $ 3,229,651
                                          ==============================
  Net income per share - basic                     $ 0.80         $ 0.67
                                          ==============================
  Net income per share - diluted                   $ 0.80         $ 0.66
                                          ==============================
  Weighted average shares outstanding
    Basic                                       4,855,071      4,852,178
    Diluted                                     4,872,029      4,873,106

                                           Six Months Ended September 30
                                                2014            2013
                                          ------------------------------
  Revenue
    Product sales                            $ 16,461,887   $ 13,205,755
    Contract research and development             258,521        272,358
                                          ------------------------------
  Total revenue                                16,720,408     13,478,113
  Cost of sales                                 3,167,978      2,881,901
                                          ------------------------------
  Gross profit                                 13,552,430     10,596,212
  Expenses
    Selling, general, and administrative        1,255,249      1,212,880
    Research and development                    1,590,707      1,839,374
                                          ------------------------------
  Total expenses                                2,845,956      3,052,254
                                          ------------------------------
  Income from operations                       10,706,474      7,543,958
  Interest income                               1,111,477      1,047,141
                                          ------------------------------
  Income before taxes                          11,817,951      8,591,099
  Provision for income taxes                    3,905,219      2,794,623
                                          ------------------------------
  Net income                                  $ 7,912,732    $ 5,796,476
                                          ==============================
  Net income per share - basic                     $ 1.63         $ 1.19
                                          ==============================
  Net income per share - diluted                   $ 1.63         $ 1.19
                                          ==============================
  Weighted average shares outstanding
    Basic                                       4,853,068      4,857,279
    Diluted                                     4,868,769      4,878,599

                              NVE CORPORATION
                               BALANCE SHEETS
                       SEPTEMBER 30 AND MARCH 31, 2014

                                             Sept. 30, 2014  March 31, 2014
                                             ------------------------------
  ASSETS
  Current assets
   Cash and cash equivalents                  $   3,281,500   $   1,262,300
   Marketable securities, short term             14,624,615      12,360,091
   Accounts receivable, net of allowance
    for uncollectible accounts of $15,000         3,678,396       2,331,574
   Inventories                                    3,389,393       3,207,333
   Deferred tax assets                              169,671         237,387
   Prepaid expenses and other assets                848,528         816,276
                                             ------------------------------
  Total current assets                           25,992,103      20,214,961
  Fixed assets
   Machinery and equipment                        8,563,720       8,536,010
   Leasehold improvements                         1,499,454       1,499,454
                                             ------------------------------
                                                 10,063,174      10,035,464
   Less accumulated depreciation                  7,495,209       7,030,692
                                             ------------------------------
  Net fixed assets                                2,567,965       3,004,772
  Marketable securities, long term               84,551,529      82,022,310
                                             ------------------------------
  Total assets                                $ 113,111,597   $ 105,242,043
                                             ==============================

  LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities
   Accounts payable                           $     337,462   $     374,127
   Accrued payroll and other                        855,927         808,675
                                             ------------------------------
  Total current liabilities                       1,193,389       1,182,802

  Long-term deferred tax liabilities                224,769         354,600

  Shareholders' equity
   Common stock                                      48,580          48,510
   Additional paid-in capital                    20,850,762      20,464,883
   Accumulated other comprehensive income           567,974         877,857
   Retained earnings                             90,226,123      82,313,391
                                             ------------------------------
  Total shareholders' equity                    111,693,439     103,704,641
                                             ------------------------------
  Total liabilities and shareholders' equity  $ 113,111,597   $ 105,242,043
                                             ==============================